UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2009

ECB BANCORP, INC.

(Exact name of registrant as specified in its charter)

North Carolina	000-24753	56-2090738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Post Office Box 337 Engelhard, North Carolina	27824
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (252) 925-9411

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Entry into an Employment Agreement

On August 26, 2009, ECB Bancorp, Inc. (“Bancorp”) and its subsidiary, The East Carolina Bank (the “Bank”), entered into an Employment Agreement with A. Dwight Utz who was elected to serve as President and Chief Executive Officer of Bancorp and the Bank, and as a director of both companies, effective on July 1, 2009. The Employment Agreement was approved by Bancorp’s and the Bank’s respective Boards of Directors based on the recommendation of their joint Compensation Committee.

The material terms of the Agreement are summarized below. Reference is made to the Agreement itself (a copy of which appears as an exhibit to this Report) for additional information.

Terms of Employment. Under the Employment Agreement, the Bank agreed to:

•

employ Mr. Utz as its President and Chief Executive Officer for a “rolling” three-year term of employment that, at the end of each year, will be extended by one additional year unless either party gives the other notice at least six months in advance of an extension date that the Agreement no longer will be extended;

•

pay him base salary at an initial rate of $245,000 per year, which will increase to an annual rate of $259,700 effective January 1, 2010, if he remains actively employed by the Bank on that date, and which thereafter will be reviewed annually by the Bank’s Board;

•

provide him with the use of a Bank-owned vehicle, other benefits generally available to the Bank’s employees, and reimbursement for reasonable travel and other business-related expenses, and pay premiums for an existing long-term care insurance policy covering him and his spouse; and

•

subject to restrictions under applicable “CPP Rules” (as described below), provide for his participation in bonus, stock-based compensation or other incentive plans in which the Bank’s executive officers participate.

Bancorp agreed that:

•

while Mr. Utz is employed by and serves as President and Chief Executive Officer of the Bank, he also will serve, without any additional compensation, as Bancorp’s President and Chief Executive Officer; and

•

while he serves as Bancorp’s and the Bank’s President and Chief Executive Officer, and subject to continued satisfaction of applicable qualification and eligibility requirements pertaining to Bancorp’s and the Bank’s directors, at the end of each term of office as a director of Bancorp he will be nominated for reelection for a new term, and, subject to his reelection by shareholders, Bancorp (in its capacity as the Bank’s sole shareholder) will reelect him each year as a director of the Bank.

Termination and Termination Pay. Subject to restrictions under applicable CPP Rules, if Mr. Utz’s employment is terminated by the Bank without “cause” (as defined in the Agreement), the Bank will be obligated to continue to pay his base salary for his then-current unexpired term of employment under the Agreement (without any further extensions). The Bank may terminate Mr. Utz’s employment without obligation at any time for cause.

Change of Control. Subject to restrictions under applicable CPP Rules, if at the effective time of, or any time within 18 months following, a “Change of Control” (as defined in the Agreement), the Bank terminates Mr. Utz’s employment without cause, or a “Termination Event” (as defined below) occurs, and (subject to specified notice and cure procedures) he terminates his own employment, then the Bank will be obligated to pay him an amount equal to 2.99 times his “base amount” (as defined in

Section 280G of the Internal Revenue Code). In addition, if Mr. Utz chooses to purchase continued health insurance coverage under the Bank’s plan pursuant to COBRA, the Bank will reimburse him for the cost of that coverage for up to the maximum period during which it is available to him under the law (but not longer than the remainder of his then-current term of employment).

In general, a “Termination Event” will have occurred if, after a “Change in Control,” and without Mr. Utz’s consent:

•	his base salary is materially reduced;

•

the Agreement is breached as a result of his employee insurance, retirement or similar benefits being reduced in their level, scope or coverage, or eliminated, without being replaced with substantially similar plans or benefits, unless that action applies proportionately to all participating salaried employees of the Bank;

•	he is transferred to a job location more than 75 miles from his previous location; or

•

if Bancorp or the Bank continues to exist as a separate entity, his duties and responsibilities are materially reduced such that he no longer serves in his previous position, or, if Bancorp or the Bank no longer exists as a separate entity, his duties or responsibilities are materially reduced such that he does not serve as an executive officer of the successor company or report directly to the successor’s Chairman, President or Chief Executive Officer.

If the Compensation Committee of the Bank’s Board of Directors reasonably believes that any payment to be made to Mr. Utz under the Agreement on account of a Change in Control (whether separately or in combination with other payments pursuant to any other agreements or arrangements) would be a “parachute payment” (as that term is defined in Section 280G of the Internal Revenue Code, without regard to Section 280G(e) of the Code), then the Bank may modify or reduce any such payments to the extent which the Committee in good faith deems to be necessary to avoid the imposition of excise taxes on Mr. Utz and the disallowance of a deduction to the Bank under Section 280G.

Noncompetition and Confidentiality. In consideration of the Bank’s and Bancorp’s agreements, Mr. Utz agreed that:

•

for the 24-month period following any termination of his employment (or any longer period for which the Agreement obligates the Bank for continued payments of his base salary), he may not compete with the Bank in Hyde County, North Carolina, the counties contiguous thereto, or the area within a 25-mile radius of any office maintained by the Bank;

•	following the termination of his employment, he will keep confidential all financial or other data and information relating to the Bank and Bancorp and their business.

Compliance with Capital Purchase Program Rules. The Agreement provides that, notwithstanding its other terms:

•

neither Bancorp nor the Bank will have any obligation to make any payment, or provide any compensation or other benefit, to Mr. Utz (including any payment in connection with any termination of his employment), to the extent that the Bank’s Board of Directors or its Compensation Committee determines that such payment, compensation or other benefit would violate or be prohibited by or inconsistent with applicable law, rules, regulations and guidance restricting or pertaining to the compensation of officers and employees of participants in the U.S. Department of the Treasury’s TARP Capital Purchase Program (the “CPP Rules”); and

•

for as long as Bancorp is subject to the CPP Rules, if, in the sole judgment of the Bank’s Board of Directors or its Compensation Committee, any payment or benefit paid or provided to Mr. Utz under the Agreement that the Board or Committee deems to be a “bonus” or “incentive compensation” (as those terms are defined in the CPP Rules) was based on materially inaccurate financial statements or on any other materially inaccurate performance criteria, that payment or benefit will not have been earned, will be subject to recovery by the Bank, and will be repaid to the Bank within 15 days after written demand.

Grant of Stock Award

On August 26, 2009, and as previously agreed during March 2009 in connection with his initial employment, Bancorp granted to Mr. Utz a stock award under Bancorp’s 2008 Omnibus Equity Plan covering 1,500 shares of Bancorp’s common stock. The shares were immediately vested, but the award was granted on the condition that Mr. Utz may not transfer any of the shares until such time as Bancorp has redeemed all shares of its preferred stock issued to the United States Department of the Treasury under the TARP Capital Purchase Program.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits. The following exhibit is furnished with this Report:

Exhibit No.	Exhibit Description
10.1	Copy of Employment Agreement with A. Dwight Utz dated August 26, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ECB BANCORP, INC.
(Registrant)

Date: September 1, 2009	By:	/S/ GARY M. ADAMS
Gary M. Adams
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Copy of Employment Agreement with A. Dwight Utz dated August 26, 2009